Exhibit 99.2

HERCULES INCORPORATED

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE
$250,000,000 aggregate principal amount of
6 3/4% Senior Subordinated Notes due 2029
that have been registered under the Securities Act of 1933, as amended, for $250,000,000 aggregate principal amount of outstanding
6 3/4% Senior Subordinated Notes due 2029

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”).

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Hercules Incorporated (the “Company”) made pursuant to the prospectus dated      , 2004, (as the same may be amended or supplemented from time to time, the “Prospectus”), if certificates for the outstanding $250,000,000 aggregate principal amount of its 6 3/4% Senior Subordinated Notes due 2029 (the “Outstanding Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to Wells Fargo Bank, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery Letter of Transmittal (or facsimile thereof), it must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Outstanding Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

DELIVERY TO:

Wells Fargo Bank, National Association,
Exchange Agent

By registered and certified mail:
Wells Fargo Bank, National Association
MAC #N9303-121
Corporate Trust Operations
P.O. Box 1517
Minneapolis, Minnesota 55480-1517

By regular mail or overnight delivery:
Wells Fargo Bank, National Association
MAC #N9303-121
Corporate Trust Operations
6th Street & Marquette Avenue

Minneapolis, Minnesota 55479

By hand:
Wells Fargo Bank, National Association
Corporate Trust Operations, 12th Floor
608 Second Avenue South
Minneapolis, Minnesota 55402

Facsimile:
(612) 667-6282
Attn: Specialized Finance

Telephone:
(800) 344-5128

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus under “Description of Exchange Offer—Procedures for Tendering Outstanding Notes.”

Principal Amount of Outstanding Notes Tendered (1): $

Certificate Nos. (if available):

Total Principal Amount Represented by Outstanding Notes Certificate(s):	If Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number:

$	Account Number:

(1)	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

Any authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

	Signature(s) of owner(s)	Date
or Authorized Signatory

Area Code and Telephone Number:

     Must be signed by the holder(s) of Outstanding Notes as their name(s) appear(s) on certificate(s) for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

     The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Outstanding Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “Description of Exchange Offer—Procedures for Tendering Outstanding Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name (Please Type or Print)

Area Code and Tel. No.	Dated:

Note: Do not send certificates for Outstanding Notes with this form. Certificates for Outstanding Notes should only be sent with your Letter of Transmittal.

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